Exhibit (l)

                         SIDLEY AUSTIN BROWN & WOOD LLP

    CHICAGO                     787 SEVENTH AVENUE                    BEIJING
-----------------           NEW YORK, NEW YORK 10019               -------------
     DALLAS                  TELEPHONE 212 839 5300                   GENEVA
-----------------            FACSIMILE 212 839 5599                -------------
  LOS ANGELES                    www.sidley.com                      HONG KONG
-----------------                                                  -------------
 SAN FRANCISCO                    FOUNDED 1866                        LONDON
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WASHINGTON, D.C.                                                     SHANGHAI
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                                                                     SINGAPORE
                                                                   -------------
                                                                      TOKYO

                                                        August 12, 2003

Muni New York Intermediate Duration Fund, Inc.
800 Scudders Mill Road
Plainsboro, New Jersey  08536

Dear Sirs:

      This opinion is being furnished in connection with the registration by Muni New York Intermediate Duration Fund, Inc., a Maryland corporation (the "Fund"), of 1,240 shares of Auction Market Preferred Stock, Series F7, with a par value $0.10 per share, (the "Shares"), under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to the Fund's registration statement on Form N-2, as amended (the "Registration Statement"), under the Securities Act. The Shares will be issued pursuant to the Articles Supplementary (the "Articles Supplementary") to be filed with the State Department of Assessments and Taxation of Maryland.

      As counsel for the Fund, we are familiar with the proceedings taken by it in connection with the authorization, issuance and sale of the Shares in the manner referred to in the Registration Statement. In addition, we have examined and are familiar with the Charter of the Fund, the By-laws of the Fund, and such other documents as we have deemed relevant to the matters referred to in this opinion.

      Based upon the foregoing, we are of the opinion that the Shares, upon issuance and sale in the manner referred to in the Registration Statement, will be legally issued, fully paid and non-assessable shares of preferred stock of the Fund.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof.

                                        Very truly yours,

                                        /s/ Sidley Austin Brown & Wood LLP


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